Exhibit 10.3

ELEVENTH AMENDMENT
THIS ELEVENTH AMENDMENT (this “Amendment”) dated as of September 29, 2017 to the Credit Agreement referenced below is by and among COMSCORE, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”).
WI TN E S SE T H
WHEREAS, a revolving credit facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of September 26, 2013 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;
WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and
WHEREAS, the Administrative Agent and the Required Lenders are willing to make such modifications to the Credit Agreement upon the terms and conditions set forth herein.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.	Reduction of Aggregate Revolving Commitments, Termination of Ability to Request Credit Extensions and Application of Cash Collateral.

2.1 The Aggregate Revolving Commitments are permanently reduced to the amount of L/C Obligations (which as of the date hereof is equal to $3,641,209.85).
2.2 The Borrower may not request, and the Lenders and the L/C Issuer have no obligation or commitment to make, Credit Extensions. For the avoidance of doubt, (i) the L/C Issuer shall not be obligated to make any L/C Credit Extensions after the date hereof and (ii) Revolving Loans shall not be available to reimburse the L/C Issuer for any Unreimbursed Amount pursuant to Section 2.03(c)(i) of the Credit Agreement after the date hereof.
2.3 Cash Collateral subject to the Deposit Account Security Agreement may be used to reimburse the L/C Issuer for any Unreimbursed Amount pursuant to Section 2.03(c)(ii) of the Credit Agreement without notice to, or consent of, the Borrower or any other Person. The L/C Issuer agrees to notify the Borrower promptly after any such application of any Cash Collateral described in the prior sentence, provided that the failure to give such notice shall not affect the validity of such application.
2.4 The Administrative Agent may release Cash Collateral, upon the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral for the Obligations; provided, however, any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents.
3. Amendments. The Credit Agreement is amended as follows:
3.1 In the definition of “Facility Termination Date” the phrase “(other than Letters of Credit that have been Cash Collateralized)” is hereby deleted.
3.2 The definition of “Letter of Credit Sublimit” is hereby amended and restated to read as follows:
“Letter of Credit Sublimit” means an amount equal to the Aggregate Revolving Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
3.3 The definition of “Maturity Date” is hereby amended and restated to read as follows:
“Maturity Date” means the earlier of (a) September 26, 2018 and (b) the date the Aggregate Revolving Commitments are reduced to $0; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

3.4 The existing language in Section 2.06 is labeled as a new clause (a) and titled “Voluntary Reductions” and a new clause (b) is added to read as follows:
(b) Mandatory Reductions. The Aggregate Revolving Commitments shall be automatically and permanently reduced in an amount equal to the amount of (i) the amount of any Letter of Credit that expires or is cancelled without being drawn and (ii) the amount of any draw under any Letter of Credit, upon such draw being reimbursed by the Borrower or with Cash Collateral.

3.5 Section 7.01(a) is hereby amended and restated to read as follows:
(a) as soon as available, but in any event, within one hundred twenty days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), commencing with the first fiscal year ending on or after the date that is 45 days prior to the Reinstatement Date, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided, that prior to the Reinstatement Date, the Borrower shall deliver to the Administrative Agent, as soon as available, but in any event within one hundred twenty days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2017, an internally prepared consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related internally prepared consolidated statements of income or operations for such fiscal year, and the related consolidated statements of changes in shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year;
3.6 In Section 7.02(b) the phrase “after the Reinstatement Date” is inserted after the reference to “Sections 7.01(a) and (b)”.
3.7 In Section 7.02(d) the phrase “occurring after the Reinstatement Date” is inserted after the reference to “the second fiscal quarter of each fiscal year”

3.8 Section 7.16 is hereby deleted in its entirety.
3.9 In Sections 8.11(a) and (b) each reference to the phrase “commencing with the fiscal quarter ending September 30, 2013” is replaced with the phrase “commencing with the first fiscal quarter ending after the Reinstatement Date”.
4. Confirmation and Waiver. The Lenders were previously notified on April 28, 2017, that the Borrower would not deliver its audited financial statements for the fiscal year ending December 31, 2016 within 120 days of the end of such fiscal year as required by Section 7.01(a) of the Credit Agreement. The Lenders confirm receipt of such prior notice and hereby waive any Default or Event of Default deemed to exist as a result of the Borrower failing to deliver such financial statements (together with any other breaches of representations, warranties or covenants caused exclusively as a result of the Borrower not timely delivering such financial statements). The Lenders hereby further waive any Default or Event of Default resulting solely from the Borrower’s failure to deliver (a) annual forecast required by Section 7.01(c) for the fiscal year ending December 31, 2017 and (b) the certificates required by Section 7.02(b) and 7.02(d) for any fiscal quarter or fiscal year ending on or after September 30, 2016 through the date hereof. The foregoing waiver is a one-time waiver and applies only to the circumstances set forth in this clause 4 and shall not relieve the Borrower of its obligation to comply with any other provision of the Credit Agreement, in accordance with the Credit Agreement as amended hereby.

5. Conditions Precedent. This Amendment shall be effective as of the date hereof upon:
(a) receipt by the Administrative Agent of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent; and

(b) the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

1.
Release. In consideration of the Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, each Lender and each of their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever arising out of or in relation to the Loans or the Credit Agreement prior to the date hereof, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group.

2.
Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

3.
Reaffirmation of Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document, are true and correct in all material respects (or, if such representation or warranty is qualified by materiality, it shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (or, if such representation or warranty is qualified by materiality, it shall be true and correct in all respects), and (b) no Default exists.

4.
Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents (after giving effect to this Amendment) and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

5.
Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

6.
FATCA. For purposes of determining withholding Taxes imposed under the FATCA, from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

7.	No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8.
Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

9.	Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be duly executed as of the date first above written.

BORROWER:	COMSCORE, INC,
a Delaware corporation

By: /s/ David Kay

Name: David Kay
Title: Interim Chief Financial Officer

GUARANTORS:	RENTRAK CORPORATION, an Oregon corporation

By: /s/ David Kay
Name: David Kay
Title: Interim Chief Financial Officer

CARMENERE HOLDING COMPANY, a Delaware corporation
COMSCORE INTERNATIONAL INC., a Delaware corporation
CREATIVE KNOWLEDGE, INC., a Delaware corporation
CSWS, INC., a Virginia limited liability company,
FULL CIRCLE STUDIES, INC., a Delaware corporation
MARKETSCORE, INC., a Delaware corporation
PROXIMIC, LLC, a Delaware corporation
TMRG, INC., a Delaware corporation
VOICEFIVE, INC., a Delaware corporation

By: /s/ Carol DiBattiste
Name: Carol DiBattiste
Title: President

COMSCORE BRAND AWARENESS, L.L.C.,
a Delaware limited liability company

By:     COMSCORE, INC., a Delaware corporation,
as sole member

By: /s/ Carol DiBattiste
Name: Carol DiBattiste
Title: Secretary

CS WORLDNET US HOLDCO LLC,
a Delaware limited liability company

By:     CS WORLDNET HOLDING B.V.,
a Netherlands limited company, as managing member

By: /s/ Carol DiBattiste
Name: Carol DiBattiste
Title: Director A

COMSCORE EUROPE, LLC, a Delaware limited liability company

By:     COMSCORE, INC., a Delaware corporation, as manager

By: /s/ Carol DiBattiste
Name: Carol DiBattiste
Title: Secretary

CS WORLDNET US HOLDCO LLC,
a Delaware limited liability company

By:     CS WORLDNET HOLDING B.V.,
a Netherlands limited company, as managing member

By: /s/ Johan Albers
Name: Johan Albers
Title: Director B

[Signature Pages Continue]

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Angela Larkin
Name: Angela Larkin
Title: Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Kristina A. Wilmer
Name: Kristina A. Wilmer
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Carolyn L. West
Name: Carolyn L. West
Title: Senior Vice President

SILICON VALLEY BANK

By:/s/ Will Deevy
Name: Will Deevy
Title: Vice President

SUNTRUST BANK

By: /s/ Cynthia Burton
Name: Cynthia Burton
Title: Director